The JPM Institutional Funds
                          6 St. James Avenue, 9th Floor
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                                                     December 23, 1992


Treasury Money Market Portfolio
6 St. James Avenue, 9th Floor
Boston, MA 02116

Ladies and Gentlemen:

         With respect to our purchase from you, for the account of The JPM Institutional Treasury Money Market Fund, at the purchase price of $100,000 of a beneficial interest (an "Initial Interest") in Treasury Money Market Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                              Very truly yours,

                                              THE JPM INSTITUTIONAL FUNDS


                                              /s/ James B. Craver
                                                  James B. Craver
                                                  Vice President, Secretary
                                                  and Treasurer



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                               The Pierpont Funds
                                461 Fifth Avenue
                            New York, New York 10017
                                (212) 685-2547


                                                     December 23, 1992



The Money Market Portfolio
6 St. James Avenue, 9th Floor
Boston, MA 02116

Ladies and Gentlemen:

         With respect to our purchase from you, for the account of The Pierpont Treasury Money Market Fund, at the purchase price of $100,000, of a beneficial interest (an "Initial Interest") in The Treasury Money Market Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                                     Very truly yours,

                                                     THE PIERPONT FUNDS


                                                     /s/ Carol R. Schepp
                                                     Carol R. Schepp
                                                     Secretary
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